Exhibit 3.4

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

BIOLAB FRANCHISE COMPANY, LLC

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT is made as of September 19, 2008 by and among BIOLAB FRANCHISE COMPANY, LLC, a Delaware limited liability company (the “Company”), and BioLab. Inc., (the “Member”).

RECITALS

WHEREAS, the parties hereto agree that the respective rights, powers, duties and obligations of the Member of the Company, and the management, operations and activities of the Company, shall be governed by this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions contained herein, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Certain Definitions. Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Section:

(a) “Act” means the Limited Liability Company Act of the State of Delaware, as from time to time in effect, or any corresponding provision or provisions of any succeeding or successor law of such State.

(b) “Agreement” means this Limited Liability Company Operating Agreement, as originally executed and as amended, restated, modified or supplemented from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder”, when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

(c) “Capital Account” means an account established and maintained for the Member pursuant to Section 8.4 hereof.

(d) “Capital Contributions” means the contributions made by the Member to the Company pursuant to Sections 8.1, 8.2, or 8.3 hereof.

(e) “Certificate of Formation” means the certificate of formation of this Company filed with the Secretary of State of the State of Delaware on August 8, 2007, as may be amended and in effect from time to time.

(f) “Change of Control” means (i) the merger, share exchange, consolidation, or reorganization (or similar transaction or series of related transactions) of the Company into or with another entity that results in the exchange of outstanding securities of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof in which

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the Member immediately prior to such transaction shall own less than fifty percent (50%) of the outstanding voting securities of the surviving or continuing entity (or its parent) immediately after such transaction; or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the entity; or (iii) the acquisition (other than from the Company) by any person or entity of the beneficial ownership of fifty percent (50%) or more of the outstanding voting securities of the Company; provided, however, that a Change of Control shall not include (A) a public offering of the securities of the Company, or (B) any transaction pursuant to which the securities of the Company are transferred or issued to any trust, charitable organization, foundation, family partnership, or other entity controlled directly or indirectly by, or established for the benefit of, the Member or their immediate family members (including spouses, children, grandchildren, parents and siblings, in each case to include adoptive relations), or transferred to any such immediate family members.

(g) “Code” means the United States Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of any succeeding law and, to the extent applicable, the Income Tax Regulations.

(h) “Company” means BioLab Franchise Company, LLC, a Delaware limited liability company.

(i) “Income Tax Regulations” means, unless the context clearly indicates otherwise, the regulations in force as final or temporary that have been issued by the U.S. Department of the Treasury pursuant to its authority under the Code, and any successor regulations.

(j) “Interest” means the entire ownership interest of the Member in the Company at any particular time, including the right of the Member to participate in the Company’s income, gain, loss, deduction, credit and similar items, and any and all rights and benefits to which the Member may be entitled pursuant to this Agreement and under the Act, together with the obligations of the Member to comply with all the terms and provisions of this Agreement and the Act.

(k) “Managers” means one or more Persons charged with the management of the business and affairs of the Company that are elected pursuant to Section 6.4 or 6.5 of this Agreement.

(1) “Member” has the meaning set forth in the preamble.

(m) “Person” means a natural person, partnership (whether general or limited and whether domestic or foreign), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity or any other entity.

(n) “Unit” means a unit of ownership in an Interest as described in Section 4.4.

1.2 Form of Pronouns; Number; Construction. Unless the context otherwise requires, as used in this Agreement, the singular number includes the plural and the plural number may include the singular. The use of any gender shall be applicable to all genders. Unless otherwise specified, references to Sections or Articles are to the Sections or Articles in this Agreement. Unless the context otherwise requires, the term “including” shall mean “including, but not limited to.”

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ARTICLE 2

THE COMPANY

2.1 Name. The name of the Company shall be BioLab Franchise Company, LLC.

2.2 Purpose of the Company. The Company is organized for the following purposes:

(a) to own, develop, operate, and manage one or more franchised retail and service businesses engaged in selling retail pool, spa, outdoor living, lawn, and garden products and providing maintenance, repair, and pool and spa building services;

(b) for such other activities directly related to and in furtherance of the foregoing business as may be necessary, advisable, or appropriate, in the reasonable opinion of the Board; and

(c) to engage in any other lawful activity for which a limited liability company may be formed under the Act.

2.3 Term. Subject to earlier dissolution pursuant to the Act or Section 13.1 of this Agreement, this Company shall continue in existence perpetually.

ARTICLE 3

OFFICES

3.1 Registered Office. The registered office of the Company in Delaware required by the Act shall be as set forth in the Company’s Certificate of Formation until such time as the registered office is changed in accordance with the Act.

3.2 Principal Executive Office. The principal executive office for the transaction of the business of the Company shall be 1735 North Brown Road, Lawrenceville, Georgia 20043, or as otherwise provided by the Board within or without the State of Delaware.

3.3 Other Offices. The Board may at any time establish other business offices within or without the State of Delaware and may qualify to do business in any such jurisdiction.

ARTICLE 4

INTERESTS OF MEMBERS

4.1 The Member. The Member shall be the sole Member of the Company until such time as it ceases to be the sole Member in accordance with the provisions of the Act, the Articles of Organization or this Agreement.

4.2 Limited Liability. Except as expressly set forth in this Agreement or required by law, the Member shall not be personally liable for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being the Member of the Company.

4.3 Nature of Membership Interest; Agreement Is Binding Upon Successors. The Interests of the Member in the Company constitute its personal estate. No Member has any interest in any specific asset or property of the Company. If the Member is dissolved or terminated, the successor or legal

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representative of the Member may exercise the rights and powers of the Member and shall be bound by all of the provisions of this Agreement.

4.4 Units of Interests. The Company is authorized to issue a total of 100 Units, all of which shall be a single class. The Company hereby issues to the Member listed on Schedule 1 the number of Units set forth opposite the Member’s name in the column headed “Units”. All of such issued Units are validly issued. The percentage ownership of the Member shall automatically be adjusted to reflect the issuance of additional Units subsequent to the date hereof and Schedule 1 shall be revised by the Board without any further action by the Member to reflect such adjustments. Units may be certificated or uncertificated. If certificates are issued for Units, each such certificate will bear the following legend:

THE INTERESTS REFERRED TO HEREIN (“INTERESTS”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUCH INTERESTS ARE BEING OFFERED AND SOLD UNDER THE EXEMPTION PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT AND/OR PURSUANT TO THE RULES THEREUNDER.

THE INTERESTS ARE SUBJECT TO THE RIGHTS AND RESTRICTIONS, INCLUDING RESTRICTIONS ON TRANSFER, AS SET FORTH IN THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY UPON REASONABLE REQUEST.

THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND, THEREFORE, CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THERE IS NO OBLIGATION OF THE ISSUER TO REGISTER THE INTERESTS UNDER THE SECURITIES ACT.

4.5 [Intentionally Omitted]

4.6 Voting Rights.

(a) Except as may otherwise be provided in the Act, the Member is entitled to vote solely on the matters set forth in this Section 4.6, and the Member hereby waives his or its right to vote on any matter other than as set forth in this Section 4.6.

(b) The affirmative vote or written consent of the Member, shall be required to:

(i) amend the Certificate of Formation;

(ii) amend this Agreement to alter or change the rights, preferences or privileges of the Member;

(iii) change the authorized number of Managers;

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(iv) cause the Company to declare or pay to the Member any distribution of cash, securities or other property of the Company, including a distribution in kind, in accordance with the provisions of this Agreement;

(v) approve the formation, purchase or acquisition by the Company, or any direct or indirect subsidiary of the Company, of any equity or voting interests in any other entity;

(vi) approve a Change of Control or a sale of all or substantially all of the Company’s assets;

(vii) approve any transaction not in the ordinary course of business;

(viii) decide any deadlock with respect any matter referred in accordance with Section 6.1 by the Board to the Member for resolution;

(ix) approve a voluntary dissolution of the Company;

(x) approve the sale of Units and the admission of new Members;

(xi) approve any debt to be incurred by the Company, other than debt from the Member;

(xii) approve the indemnification by the Company of any Manager, Member or other Person; and

(xiii) elect and remove any Manager.

(c) A record date for the determination of the Member’s right to receive notice of and to vote at a meeting shall be fixed as provided in Section 5.6. The Member shall be entitled to one (1) vote for each Unit held by such Member, as the case may be.

4.7 Resignation and Withdrawal of the Member. The Member may not resign or withdraw as a Member prior to the dissolution and winding up of the Company, except in accordance with this Agreement or the Act.

4.8 Member May Participate in Other Activities. The Member shall have the right to participate in other business ventures of every kind, whether or not such other business ventures are competitive with those of the Company, The Member shall not be obligated to offer to the Company any opportunity to participate in such other business ventures. The Company shall not have a right to any income or profit derived from any such other business venture of the Member.

4.9 The Member Is Not an Agent. Pursuant to Section 6.1 of this Agreement, the management of the Company is vested in the Board. The Member shall have no power to participate in the management of the Company except as expressly authorized by the Act, this Agreement or the Certificate of Formation. The Member is not an agent of the Company, nor does the Member, unless expressly and duly authorized in writing to do so by a Manager at the direction of the Board, have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

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4.10 Transactions of the Member with the Company. Subject to any limitations set forth in this Agreement and the Act, the Member may lend money to, and transact other business with, the Company, and the Member shall have the same rights and obligations with respect thereto as a Person who is not a Member.

4.11 Loans by Member to the Company. Without limiting Section 4.10, the Member shall not be obligated to lend money to the Company. Any loan by the Member to the Company shall be separately entered on the books of the Company as a loan to the Company and not as a Capital Contribution, shall bear interest at such rate as may be agreed upon by the Member and the Board, and shall be evidenced by a promissory note duly executed by a Manager on behalf of the Company and delivered to the Member.

ARTICLE 5

ACTION BY THE MEMBER

5.1 Action by the Member without a Meeting. Any action by the Member under the Act or this Agreement, shall be taken without a meeting, and may be taken without notice, by a consent in writing, setting forth the action so taken, signed by the Member. All such consents shall be filed with the secretary of the Company and shall be maintained in the Company’s records. Unless the consent of the Member has been solicited in writing, prompt notice shall be given of the taking of any action approved by the Member.

ARTICLE 6

MANAGEMENT OF THE COMPANY

6.1 Board of Managers. Subject to the Act and any limitations in the Certificate of Formation and this Agreement as to action required to be authorized or approved by the Member the business and affairs of the Company shall be managed and all of its powers shall be exercised by and under the direction of a Board of Managers (the “Board”). Subject to Section 4.6, the Board shall conduct, manage and control the business and affairs of the Company and shall make such rules and regulations therefor as the Board shall deem to be in the best interests of the Company. The Board shall act by vote of the majority of those Managers serving on the Board. Any deadlock with respect to a decision regarding any matter within the authority of the Board shall be immediately referred to the Member for resolution in accordance with Section 4.6. Any authority not expressly granted to the Board shall be reserved to action by the Member.

6.2 Limited Liability. Except as expressly set forth in this Agreement or required by law, no Manager or Member shall be personally liable for any debt, obligation, or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Manager or Member of the Company.

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6.3 Number of Managers. The authorized number of Managers shall be three. The authorized number of Managers may be changed from time to time as provided in Section 4.6.

6.4 Election and Removal of a Manager. A Manager shall be elected and removed by the vote of the Member.

6.5 Vacancies; Resignations.

(a) A vacancy shall be deemed to exist in case of the death, Bankruptcy, mental incompetence, resignation or removal of a Manager. A vacancy shall be filled pursuant to Section 6.4.

(b) Any Manager may resign effective upon written notice to the Member of the Company, unless the notice specifies a later time for the effectiveness of such resignation.

6.6 Initial Managers. The initial Managers comprising the Board, who shall hold office from and after the date of this Agreement until their successors are duly elected and qualified, shall be Stephen Forsyth, Lynn Schefsky and Kimberly Nicholson.

6.7 Compensation of a Manager. Each Manager of the Company shall be entitled to such fees for his services as shall be approved by the Member.

6.8 Transactions of Managers with the Company. Any Manager may lend money to and transact other business with the Company, and subject to other applicable law, such Manager shall have the same rights and obligations with respect thereto as a Person who is not a Member or a Manager.

ARTICLE 7

OFFICERS

7.1 General. Subject to the Act, the Board may appoint one or more individuals as officers of the Company with such titles and duties as the Board may determine. An officer need not be a Member or Manager of the Company, and any number of offices may be held by the same person.

7.2 Appointment and Removal. The officers, if any, shall be appointed by the Board. Each officer, including an officer elected to fill a vacancy, shall hold office at the pleasure of the Board until such officer’s successor is appointed. Any officer may be removed, with or without cause, at any time by the Board. The initial officers of the Company shall be:

Kimberly A. Nicholson, President

Scott Sutton, Director

Lisa J. Blum, Vice President

Charles O. Schobel, Vice President

Marcia K. Cowan, Vice President

James Sanislow, Vice President and Secretary

ARTICLE 8

CAPITAL CONTRIBUTIONS

8.1 Capital Contributions. The Member has made a Capital Contribution to the Company set forth opposite the Member’s name in Schedule 1, and the Member shall not be required to make any

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additional Capital Contributions to the Company. Upon receipt of any Capital Contribution from The Member, the Company shall credit the Member’s Capital Account with the amount of the cash or the fair market value of the property contributed by the Member.

8.2 Withdrawal or Reduction of Capital Contributions.

(a) Except as expressly provided in this Agreement, the Member shall have no right to withdraw from the Company all or any part of his or its Capital Contribution prior to the dissolution and winding up of the Company. The Member permitted to resign or withdraw as the Member shall be entitled to a return of the positive balance in such Member’s Capital Account within sixty (60) days of the effective date of such resignation or withdrawal.

(b) Without limiting the generality of Section 8.2(a), the Member shall not receive any return of all or any portion of its Capital Contribution until:

(i) all liabilities of the Company, except liabilities to the Member on account of its Capital Contributions, have been paid or there remains property of the Company sufficient to pay them;

(ii) the consents required by Section 4.6 are obtained, unless the return of the Capital Contribution may be rightfully demanded under the Act or other applicable law; or

(iii) the Certificate of Formation or this Agreement is cancelled or so amended as to permit the withdrawal or reduction of Capital Contributions by the Member.

(c) The Member, irrespective of the nature of its Capital Contribution, shall only have the right to receive cash in return for its Capital Contribution, unless the Board shall have expressly consented to the distribution of the Member’s Capital Contribution in kind.

8.3 No Interest Payable on Capital Contributions. No interest shall be payable on or with respect to the Capital Contributions or Capital Accounts of the Member, except as provided below.

8.4 Capital Accounts.

(a) A single Capital Account shall be maintained for the Member and the Member’s Capital Account shall be:

(i) increased by (A) the amount of money contributed by the Member to the Company (including the amount of any Company liabilities that are assumed by such Member other than in connection with distribution of Company property), (B) the fair market value of property contributed by the Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to), and (C) allocations to the Member of Company income and gain (or item thereof), including income and gain exempt from tax; and

(ii) decreased by (A) the amount of money distributed to the Member by the Company (including the amount of such Member’s individual liabilities that are assumed by the Company other than in connection with contribution of property to the Company), (B) the fair market value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to), (C) allocations to the

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Member of expenditures of the Company not deductible in computing its taxable income and not properly chargeable to the Capital Account, and (D) allocations to the Member of Company loss and deduction (or item thereof).

(b) If Company property is permitted to be revalued for tax purposes, each Member’s Capital Account shall be adjusted in a manner permitted by the Income Tax Regulations.

(c) When Company property is distributed in kind (whether in connection with liquidation and dissolution or otherwise), the Capital Accounts of the Members shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the Capital Account previously) would be allocated among the Members if there were a taxable disposition of such property for the fair market value of such property (taking into account any applicable provisions of the Code) on the date of distribution.

(d) The Members shall direct the Company’s accountants to make all necessary adjustments in the Member’s Capital Account as required by applicable capital accounting rules and regulations.

ARTICLE 9; TAX MATTERS

9.1 Allocations. All profits and losses of the Company shall be allocated to the Member.

9.2 Tax Status and Returns. The Board shall prepare or cause to be prepared all tax returns and statements, if any, that must be filed on behalf of the Company with any taxing authority, and shall make timely filing thereof, taking into account any available extensions obtained.

ARTICLE 10

DISTRIBUTIONS

10.1 Distributions.

(a) Subject to the reasonably anticipated business needs and opportunities of the Company, taking into account all debts, liabilities and obligations of the Company then due, working capital and other amounts which the Board deems necessary for the Company’s business or to place into reserves for customary and usual claims with respect to such business, and subject also to any restrictions under applicable law (including any obligation to withhold and remit any amounts to any governmental authority), the Board may resolve to distribute cash from operations of the Company (“Distributable Cash”) to the Member (unless otherwise provided herein), from time to time and at anytime the Board, with the approval of the Member, shall determine.

(b) Notwithstanding anything contained herein, the Member may at any time request distributions from the Company, and the Board will honor such requests and pay such distributions to the extent distributions may be legally paid and are not in violation of any contractual obligations of the Company.

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10.2 Form of Distributions.

The Company may, with the consent of the Member receiving the distribution, distribute any property or assets of the Company to the Member.

10.3 Return of Distributions. The Member and the Member’s Assignees who receive distributions made in violation of the Act or this Agreement shall return such distributions to the Company. Except for those distributions made in violation of the Act or this Agreement, neither the Member nor its Assignee shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by the Member or Assignee or paid by the Member or Assignee for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Assignee.

10.4 Withholding from Distributions. To the extent that the Company is required by law to withhold or to make tax or other payments on behalf of or with respect to the Member, the Company may withhold such amounts from any distribution and make such payments as so required. For purposes of this Agreement, any such payments or withholdings shall be treated as a distribution to the Member on behalf of whom the withholding or payment was made.

ARTICLE 11

RESTRICTIONS ON TRANSFER OF INTERESTS: ADMISSION OF MEMBERS

11.1 Transfer of Interest.

The Member may transfer its Interest, or any portion thereof, in the Company to any Person without any consent or approval, and the transferee of the Member’s Interest shall be admitted as a Member.

11.2 Admission of New Members.

(a) Any transferee of the Member shall be admitted as a Member of the Company.

(b) Upon the admission of a new Member in accordance with the Act and this Agreement, or the making of additional Capital Contributions by the existing Member, there shall be a special closing of the books solely for the purpose of determining the fair market value of the Company’s investments on such date by whatever method the Board, in its sole and absolute discretion, considers reasonable, and the Capital Accounts of the existing Member shall be adjusted accordingly. After such adjustment, the Board shall establish a Capital Account which shall be credited with the Capital Contribution of the new Member, or reflect the new Capital Contributions made, and the schedules attached hereto shall be adjusted accordingly.

ARTICLE 12

ACCOUNTING, RECORDS, REPORTING TO AND BY MEMBERS

12.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with United States generally

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accepted accounting principles and, as applicable, the accounting methods followed for United States federal income tax purposes. The books and records of the Company shall reflect all of the Company’s transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal executive office, or at such other location determined by the Board with the consent of the Member, all of the following:

(a) a current list of the full name and last known business or residence address of the Members, together with the Capital Contributions, Capital Accounts and percentage ownership of the Members;

(b) a current list of the full name and business or residence address of each Manager;

(c) a copy of the Certificate of Formation and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

(d) copies of the Company’s U.S. federal, state and local income tax or information returns and reports, if any, and any tax returns or reports filed by or on behalf of the Company in any other jurisdiction, for the six (6) most recent taxable years;

(e) a copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(f) copies of the annual financial statements of the Company, if any, for the six (6) most recent fiscal years; and

(g) the Company’s books and records as they relate to the internal affairs of the Company for at least the six (6) most recent fiscal years.

12.2 Delivery to Members and Inspection.

(a) Upon the request of the Member, the Board shall promptly deliver to the Member, at the expense of the Company, a copy of the information required to be maintained under Sections 12.1(a), 12.1(b), 12.1(c) and 12.1(e).

(b) The Member has the right, upon reasonable request and at its own expense, to inspect and copy during normal business hours any of the Company records described in Sections 12.1(a) through 12.1(g).

(c) The Board shall prepare or cause to be prepared annual audited financial reports of the Company and such other internally prepared financial statements and reports as shall be requested by the Member from time to time.

12.3 Filings. The Board, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Board, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to or restatements of, the Certificate of Formation and all reports

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required to be filed by the Company with those entities under the Act or other then-current applicable laws, rules and regulations. The Company may request extcnsion(s) of the time for filing tax returns or any other reports, and the filing of such tax returns and/or reports within such extended filing periods will be deemed timely filed.

12.4 Bank Accounts. The Board shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

12.5 Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Board. The Board may rely upon the advice of the Company’s accountants as to whether such decisions are in accordance with generally accepted accounting principles and the accounting methods followed for U.S. federal income tax purposes.

12.6 Auditor. The auditing firm to conduct the annual audit of the Company’s financial statements, and any such other reviews and audits as may be required or desirable, shall be designated in the sole discretion of the Member.

ARTICLE 13

DISSOLUTION AND LIQUIDATION

13.1 Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

(a) at the time, if any, specified in the Certificate of Formation; or

(b) the written consent of the Member.

13.2 Liquidation.

(a) Upon the occurrence of any of the events of dissolution set forth in Section 13.1 of this Agreement, the Company shall cease to engage in any further business, except to the extent necessary to perform existing obligations, and shall wind up its affairs and liquidate its assets. The Board shall appoint a liquidating trustee (who may, but need not, be a Manager or the Member) who shall have sole authority and control over the winding up and liquidation of the Company’s business and affairs and shall diligently pursue the winding up and liquidation of the Company in accordance with the Act.

(b) During the course of liquidation, the Member shall continue to share profits and losses as provided in Section 9.1 of this Agreement, but there shall be no cash distributions to the Member until the Distribution Date (as defined in Section 13.3) unless the Member guarantees the satisfaction of obligations and liabilities of the Company as provided in Section 13.3.

13.3 Liabilities. Liquidation shall continue until the Company’s affairs are in such condition that there can be a final accounting, showing that all fixed or liquidated obligations and liabilities of the Company are satisfied or can be adequately provided for under this Agreement. The assumption or guarantee in good faith by one or more financially responsible Persons shall be deemed to be an adequate means of providing for such obligations and liabilities. When the Board has determined that there can be a final accounting, the Board shall establish a date for the distribution of the proceeds of liquidation of

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the Company (the “Distribution Date”). The net proceeds of liquidation of the Company shall be distributed to the Member as provided in Section 13.5 hereof not later than the Distribution Date.

13.4 Settling of Accounts. Subject to the Act, upon the dissolution and liquidation of the Company, the proceeds of liquidation shall be applied as follows:

(i) first, to pay all expenses of liquidation and winding up;

(ii) second, to pay all debts, obligations and liabilities of the Company, in the order of priority as provided by law. other than debts owing to the Members or on account of Members’ Capital Contributions;

(iii) third, to pay all debts of the Company owing to the Member; and

(iv) to establish reasonable reserves for any remaining contingent or unforeseen liabilities of the Company not otherwise provided for, which reserves shall be maintained by the liquidating trustee on behalf of the Company in a regular interest-bearing trust account for a reasonable period of time as determined by the liquidating trustee. If any excess funds remain in such reserves at the end of such reasonable time, then such remaining funds shall be distributed by the Company to the Member pursuant to Section 13.5 hereof.

13.5 Distribution of Net Proceeds of Liquidation. Subject to the Act, and subject to the settling of accounts as set forth in Section 13.4, upon final liquidation or deemed liquidation of the Company but not later than the Distribution Date, the net proceeds of liquidation shall be distributed in the following order of priority:

(a) to the Member and Managers in respect of the costs of winding up the affairs of the Company, discharging the liabilities of the Company, distributing the assets of the Company and dissolving the Company in accordance with this Article 13; and

(b) the balance to the Member.

13.6 Certificate of Cancellation. Upon dissolution and liquidation of the Company, the liquidating trustee shall cause to be executed and filed with the Secretary of State of the State of Delaware, a certificate of dissolution in accordance with the Act.

ARTICLE 14

SEAL

14.1 Seal. The Board may adopt a seal of the Company in such form as the Board shall decide.

ARTICLE 15

MISCELLANEOUS

15.1 Entire Agreement. This Agreement, together with any grant agreements pursuant to which Profits Interests are issued, constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No party hereto shall be liable or bound to the other in any manner by any

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warranties, representations or covenants with respect to the subject matter hereof except as specifically set forth herein.

15.2 Amendments.

(a) This Agreement may be amended only in a writing executed by the Member.

(b) The Certificate of Formation may be amended only in a writing executed by the Member.

15.3 No Waiver. No consent or waiver, express or implied, by the Company to or of any breach or default by the Member in the performance by the Member of its obligations under this Agreement shall constitute a consent to or waiver of any similar breach or default by the Member. Failure by the Company to complain of any act or omission to act by the Member, or to declare such Member in default, irrespective of how long such failure continues, shall not constitute a waiver by the Company of its rights under this Agreement.

15.4 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

15.5 Severability. If one or more provisions of this Agreement are held by a proper court to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Agreement shall be enforceable in accordance with its terms.

15.6 Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of Delaware, without giving effect to principles of conflict of laws.

15.7 Notices. Unless otherwise provided in this Agreement, any notice or other communication herein required or permitted to be given shall be in writing and shall be given by electronic communication, hand delivery, registered or certified mail, with proper postage prepaid, return receipt requested, or courier service regularly providing proof of delivery, addressed to the party hereto as provided as follows:

(i) all communications intended for the Company shall be sent to its principal executive office to the attention of the Board; and

(ii) all communications intended for the Member shall be sent to the address of the Member set forth in Schedule 1 to this Agreement, or such other address as the Member shall have provided for such purpose.

All notices shall be sent as aforesaid or at any other address of which any of the foregoing shall have notified the others in any manner prescribed in this Section 15.7.

For all purposes of this Agreement, a notice or communication will be deemed effective:

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(a) if delivered by hand or sent by a recognized courier, on the day it is delivered unless that day is not a day upon which commercial banks are open for business in the city specified (a “Local Business Day”) in the address for notice provided by the recipient, or if delivered after the close of business on a Local Business Day, then on the next succeeding Local Business Day;

(b) if sent by facsimile transmission, on the date transmitted, provided oral or written confirmation of receipt is obtained by the sender, unless the transmission and confirmation date is not a Local Business Day, in which case on the next succeeding Local Business Day; and

(c) if sent by registered or certified mail, on the third Local Business Day after the date of mailing.

15.8 Titles and Subtitles. The titles of the sections and paragraphs of this Agreement are for convenience only and are not to be considered in construing this Agreement.

15.9 Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

[Signatures on Following Pages]

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IN WITNESS WHEREOF, the Company and its Member hereby execute this Limited Liability Company Operating Agreement as of the date first written above.

COMPANY:

BIOLAB FRANCHISE COMPANY, LLC a Delaware limited liability company

By:
Name:
Title: Manager

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IN WITNESS WHEREOF, the Company and its Member hereby execute this Limited Liability Company Operating Agreement as of the date first written above.

COMPANY:

BIOLAB FRANCHISE COMPANY, LLC a Delaware limited liability company

By:
Name:
Title:

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COUNTERPART SIGNATURE PAGE

to

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

of

BIOLAB FRANCHISE COMPANY, LLC

The undersigned, intending to be admitted as the Member of BIOLAB FRANCHISE COMPANY, LLC, a Delaware limited liability company (the “Company”), accepts and agrees to be bound by all the terms and provisions of the Limited Liability Company Operating Agreement of the Company dated as of September 19, 2008, in exchange for the issuance to the undersigned of 50 Units of the Company.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Counterpart Signature Page effective as of September 19, 2007.

Accepted:	SIGNATURE OF MEMBER:

BIOLAB FRANCHISE COMPANY, LLC

By:	By:
Name:	Name:
Title:

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COUNTERPART SIGNATURE PAGE

to

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

of

BIOLAB FRANCHISE COMPANY, LLC

The undersigned, intending to be admitted as the Member of BIOLAB FRANCHISE COMPANY, LLC, a Delaware limited liability company (the “Company”), accepts and agrees to be bound by all the terms and provisions of the Limited Liability Company Operating Agreement of the Company dated as of September 19, 2008, in exchange for the issuance to the undersigned of 50 Units of the Company.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Counterpart Signature Page effective as of September 19, 2007.

Accepted:	SIGNATURE OF MEMBER:

BIOLAB FRANCHISE COMPANY, LLC

By:	By:
Name:	Name:
Title:

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Schedule 1

Name and Address of Member	Capital Contribution	Number of Units	Total Percentage Ownership

BioLab, Inc.		50	100%

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